UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Þ	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
AETOS CAPITAL OPPORTUNITIES FUND, LLC
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2

Aetos Capital Multi-Strategy Arbitrage Fund, LLC

Aetos Capital Distressed Investment Strategies Fund, LLC

Aetos Capital Long/Short Strategies Fund, LLC

Aetos Capital Market Neutral Strategies Fund, LLC

Aetos Capital Opportunities Fund, LLC

c/o Aetos Alternatives Management, LLC

875 Third Avenue

New York, NY 10022

(212) 201-2500

January 22, 2008

Dear Members:

We are writing to notify you of an Aetos Capital Funds’ shareholder meeting that is being held for the purpose of approving new investment advisory agreements, as required by the Investment Company Act of 1940 (the “1940 Act”) and as indicated to you in our earlier communication. The new agreements are identical in all respects to the existing agreements but are required to be approved by shareholders because the Aetos Capital interests of the late James M. Allwin have transferred to his estate. This transfer constitutes an “assignment” by a “controlling person” under the 1940 Act. Each Fund’s Board of Managers has recommended that you approve the new investment advisory agreements.

The shareholder meeting will be held on February 18. A proxy card for each Fund in which you own Interests has been included with the proxy statement. We ask that you complete, sign and return the proxy cards by e-mail to rconway@aetoscapital.com with the original to follow in the enclosed envelope.

In seeking your approval, we want to assure you, once again, that neither Jim’s passing in October nor the approval of these new agreements results in any changes to our team, our processes, our investments or the terms of our agreements with you.

Please feel free to contact either of us or Andrea Bollyky (at 212-201-2518 or abollyky@aetoscapital.com) if you have any questions.

We very much appreciate your attention to this matter as well as your continued support and we would like to take this opportunity to extend our very best wishes for a successful New Year.

Very truly yours,

/s/ ANNE CASSCELLS	/s/ MICHAEL KLEIN
Anne Casscells	Michael Klein
Co-President	Co-President
Chief Investment Officer	Chief Operating Officer

PLEASE PROMPTLY SIGN AND MAIL THE ACCOMPANYING PROXY CARD(S) IN THE ENCLOSED RETURN ENVELOPE.

Aetos Capital Multi-Strategy Arbitrage Fund, LLC

Aetos Capital Distressed Investment Strategies Fund, LLC

Aetos Capital Long/Short Strategies Fund, LLC

Aetos Capital Market Neutral Strategies Fund, LLC

Aetos Capital Opportunities Fund, LLC

NOTICE OF THE SPECIAL MEETINGS OF MEMBERS

January 22, 2008

To the Members of

Aetos Capital Multi-Strategy Arbitrage Fund, LLC

Aetos Capital Distressed Investment Strategies Fund, LLC

Aetos Capital Long/Short Strategies Fund, LLC

Aetos Capital Market Neutral Strategies Fund, LLC

Aetos Capital Opportunities Fund, LLC

NOTICE IS HEREBY GIVEN that Special Meeting of Members of each of Aetos Capital Multi-Strategy Arbitrage Fund, LLC, Aetos Capital Distressed Investment Strategies Fund, LLC, Aetos Capital Long/Short Strategies Fund, LLC, Aetos Capital Market Neutral Strategies Fund, LLC and Aetos Capital Opportunities Fund, LLC (each a "Fund," and collectively, the "Funds") will be held at the offices of Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, on February 18, 2008, at 10:30 a.m., New York time, for the following purposes:

1.	To approve a successor investment advisory agreement for each of the Funds.
2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Each Fund's Board of Managers has fixed the close of business on January 2, 2008 as the record date for the determination of Members of the Fund entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend your Fund’s Meeting. Investors who hold limited liability company interests in a Fund (“Interests;” with such holders of Interests being “Members”) who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy card(s) and return them promptly in the envelope provided for that purpose. You may nevertheless vote in person at the Meeting if you choose to attend. Your vote is important. The enclosed proxy card for each Fund is being solicited by the Board of Managers of each Fund.

By order of the Board of Managers,

/s/	HAROLD SCHAAFF

Harold Schaaff

Vice President and Secretary of the Funds

Aetos Capital Multi-Strategy Arbitrage Fund, LLC

Aetos Capital Distressed Investment Strategies Fund, LLC

Aetos Capital Long/Short Strategies Fund, LLC

Aetos Capital Market Neutral Strategies Fund, LLC

Aetos Capital Opportunities Fund, LLC

______________________

JOINT PROXY STATEMENT

______________________

INTRODUCTION

This Joint Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Managers of AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC, AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC, AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC, AETOS CAPITAL MARKET NEUTRAL STRATEGIES FUND, LLC and AETOS CAPITAL OPPORTUNITIES FUND, LLC (each a "Fund," and collectively, the "Funds") for use at Special Meetings of Members of the Funds, to be held at the principal office of Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, on February 18, 2008, at 10:30 a.m., New York time, and at any adjournments thereof.

This Joint Proxy Statement and enclosed proxy card(s) are being mailed to investors, on or about January 22, 2008, who have purchased limited liability company interests in a Fund (“Interests”) in an offering, and other persons who have acquired Interests and have been admitted to a Fund (“Members”). Any Member giving a proxy in advance of the Special Meeting of a Fund has the power to revoke it by mail (addressed to the Secretary of such Fund, c/o Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022) or in person at the Meeting of such Fund, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxy cards received in time for a Meeting will be voted as specified in the proxy card or, if no specification is made, for the proposal referred to in this Joint Proxy Statement (the “Proposal”). The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date will constitute a quorum at each Meeting. Abstentions are each included in the determination of the number of Interests present at each Meeting.

The Board of Managers of each Fund has fixed the close of business on January 2, 2008 as the record date for the determination of Members entitled to notice of and to vote at the Meeting for that Fund and at any adjournments thereof. Members on the record date will be entitled to a vote in proportion to the value of Interests held on the record date. As of November 30, 2007, the last date for which net asset values have been calculated, Aetos Capital Multi-Strategy Arbitrage Fund, LLC had an outstanding value of $581,248,866 in Interests, Aetos Capital Distressed Investment Strategies Fund, LLC had an outstanding value of $170,849,320 in Interests, Aetos Capital Long/Short Strategies Fund, LLC had an outstanding value of $1,068,347,304 in Interests, Aetos Capital Market Neutral Strategies Fund, LLC had an outstanding value of $133,545,818 in Interests and Aetos Capital Opportunities Fund, LLC had an outstanding value of $192,439,376 in Interests.

Management of each Fund knows of no business other than that mentioned in Item 1 of the Notice of Meetings, which will be presented for consideration at the Meetings. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment.

This Joint Proxy Statement is being used in order to reduce the preparation, printing, handling and postage expenses that would result from the use of a separate proxy statement for each Fund and, because Members may own Interests in more than one Fund, to potentially avoid burdening Members with more than one proxy statement. Members of a Fund are entitled to a vote in proportion to the value of Interests held at the respective Fund's Meeting. To the extent information relating to common ownership is available to the Funds, a Member that owns Interests at the record date in two or more of the Funds will receive a package containing a Joint Proxy Statement and proxy cards for the Funds in which such Member is a record owner. If the information relating to common ownership is not available to the Funds, a Member that beneficially owns Interests in two or more Funds may receive two or more packages each containing a Joint Proxy Statement and a proxy card for each Fund in which such Member is a beneficial owner. It is essential that Members complete, date, sign and return each enclosed proxy card or vote by telephone as indicated in each Fund's proxy card.

EACH FUND'S BOARD UNANIMOUSLY RECOMMENDS THAT THE MEMBERS VOTE IN FAVOR OF THE MATTERS MENTIONED IN ITEM 1 OF THE NOTICE OF MEETINGS.

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

AETOS CAPITAL MARKET NEUTRAL STRATEGIES FUND, LLC

AETOS CAPITAL OPPORTUNITIES FUND, LLC

Proposal 1: APPROVAL OF

A SUCCESSOR INVESTMENT ADVISORY AGREEMENT

Aetos Alternatives Management, LLC (the “Investment Manager”) has served as the investment manager of each Fund, subject to the ultimate supervision of and subject to any policies established by the Fund’s Board, pursuant to the terms of the original investment advisory agreement with each Fund, each dated as of August 22, 2002 (except for the investment advisory agreement between the Investment Manager and Aetos Capital Opportunities Fund, LLC, which is dated as of March 30, 2005), and each was most recently approved by the Board on July 12, 2007 (each, an “Original Investment Advisory Agreement”). Each Original Investment Advisory Agreement was approved by each Fund’s then sole Member prior to such Fund’s commencement of operations.

James M. Allwin, Chairman of each Fund’s Board of Managers and the Chief Executive Officer of Aetos Capital, LLC (the parent entity of the Investment Manager), died on October 19, 2007. Because Mr. Allwin had a controlling interest in the Investment Manager, Mr. Allwin’s death resulted in the automatic termination of each Fund’s Original Investment Advisory Agreement pursuant to the Investment Company Act of 1940 (the “1940 Act”). On October 18, 2007, each Fund’s Board (as well as a majority of the independent members of each Fund’s Board acting separately) approved an interim investment advisory agreement between each Fund and the Investment Manager, with terms and conditions identical (other than effective dates) to the terms and conditions of the Original Investment Advisory Contract (each, an “Interim Investment Advisory Agreement”), pursuant to which the Investment Manager continues to provide investment management services to each Fund under the same terms as the terminated Original Investment Advisory Agreements. Each Fund’s Interim Investment Advisory Agreement took effect upon the termination of each Fund’s Original Investment Advisory Agreement and will terminate upon the sooner to occur of (i) March 14, 2008 or (ii) the approval by each Fund’s Members of a “Successor Investment Advisory Agreement” between the Fund and the Investment Manager.

At a meeting of the Board of Managers of each Fund held on January 22, 2008, the Board concluded that it would be in the best interests of the Fund and its Members to recommend to the Funds’ Members the approval of a Successor Investment Advisory Agreement between the Fund and the Investment Manager with terms identical (other than effective dates) to the Original Investment Advisory Agreement.

THE BOARD OF MANAGERS OF EACH FUND RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Original Investment Advisory Agreements. Under the Original Investment Advisory Agreements, the Investment Manager is responsible for developing, implementing and supervising each Fund’s investment program and for providing day-to-day investment management services to each Fund. The Investment Manager is primarily responsible for the selection of Portfolio Funds (as defined below) and the allocation of the assets of each Fund for investment among the Portfolio Funds. In addition, each Original Investment Advisory Agreement requires the Investment Manager, at its expense, to provide the relevant Fund with adequate office space, facilities and equipment, and to provide certain administrative services to the Fund, including: the compilation and maintenance of records with respect to the Fund’s operations (excluding the preparation of accounting and investor records); with the assistance of the Fund’s administrator, legal counsel and independent accountants, the preparation of materials relating to meetings of its Board and the Members of the Fund, and the preparation and filing of required regulatory reports; and the supervision of services provided by the Fund’s administrator and custodian.

Each Original Investment Advisory Agreement provides that it will continue in effect from year to year so long as such continuance is approved annually by the relevant Board or by vote of a majority of the outstanding voting securities of that Fund; provided that in either event the continuance is also approved by a majority of the independent Board members by vote cast in person at a meeting called for the purpose of voting on such approval. Each Original Investment Advisory Agreement also is terminable without penalty, on 60 days’ prior written notice, by the Board, by vote of a majority of the outstanding voting securities of the relevant Fund, or by the Investment Manager. Each Original Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

Each Original Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Investment Manager is not liable for any loss a Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

Under the Original Investment Advisory Agreements, in consideration for the services provided by the Investment Manager, each Fund pays the Investment Manager a monthly management fee computed at an annual rate of 0.75% of the net asset value of each Fund determined as of the last day of the month (the “Management Fee”).

Successor Investment Advisory Agreements. The terms and conditions of the Successor Investment Advisory Agreements are identical (other than effective dates) to the terms and conditions of the Original Investment Advisory Agreements.

Board Considerations. At a meeting of the Board of Managers of each Fund held on January 22, 2008, the Board concluded that it would be in the best interests of the Fund and its Members to recommend to the Fund’s Members the approval of the Successor Investment Advisory Agreement. The Boards considered the impact of Mr. Allwin’s death on the Investment Manager and the service to be provided by the Investment Manager, including the change in the ownership structure of the Investment Manager and the need to consider potential future changes in the Investment Manager’s ownership structure. The Boards discussed the materials provided to them prior to the meeting and reviewed the nature, quality and scope of the services provided to each Fund by the Investment Manager. The Boards also considered the fees charged under the Original Investment Advisory Agreements and Interim Investment Advisory Agreements (together, the “Investment Advisory Agreements”) and proposed to be charged under the Successor Investment Advisory Agreements, as well as each Fund’s performance, and reviewed the comparative fee and performance data previously provided by the Investment Manager. They also considered the information provided by the Investment Manager regarding the Investment Manager’s financial performance and profitability. The Boards reviewed reports from third parties and the Investment Manager about the foregoing factors. In considering the approval of the Successor Investment Advisory Agreement for each Fund, the Board members gave particular consideration to the following factors:

Nature, Extent and Quality of Services

The Board of each Fund reviewed and considered the nature and extent of the investment advisory services previously provided by the Investment Manager to the Funds under the Investment Advisory Agreements, and proposed to be provided under the Successor Investment Advisory Agreements, including the selection of underlying hedge funds (“Portfolio Funds”), allocation of each Fund’s assets among, and monitoring performance of, Portfolio Funds, evaluation of risk exposure of Portfolio Funds and reputation, experience and training of Portfolio Funds’ investment managers (“Portfolio Managers”), management of short-term cash and operations of each Portfolio Fund, and day-to-day portfolio management and general due diligence examination of Portfolio Funds before and after committing assets of each Fund for investment. The Boards also reviewed and considered the nature and extent of the non-advisory, administrative services provided by the Investment Manager under the Investment Advisory Agreements, including, among other things, providing to each Fund office facilities, equipment and personnel. The Boards also reviewed and considered the qualifications of the portfolio managers, the senior administrative managers and other key personnel of the Investment Manager who provide the investment advisory and administrative services to each Fund. The Boards considered the impact of Mr. Allwin’s death on the Investment Manager and the services to be provided by the Investment Manager. The Boards determined that the Investment Managers’ portfolio managers and key personnel are well qualified by education and/or training and experience to perform the services in an efficient and professional manner. The Boards concluded that the overall quality of the advisory and administrative services was satisfactory.

Performance Relative to Comparable Funds Managed by Other Advisers

The Boards reviewed the performance of each Fund based on information provided by the Investment Manager that showed each Fund’s return for its most recent fiscal year as compared to the return of other comparable registered funds-of-hedge-funds for their most recent fiscal years. The Boards considered each Fund’s positive performance since inception and the relative lack of correlation of such performance to fixed income or equity indices generally or to any one Portfolio Fund, and the relatively low level of performance volatility of the Funds. The Boards concluded that each Fund’s performance was satisfactory.

Fees and Expenses Relative to Comparable Funds Managed by Other Advisers

The Boards reviewed the Management Fee rate and total expense ratio of each Fund. The Boards also reviewed the annual separate program (the “Program”) fee of up to 0.50% and the performance fee of up to 10% of aggregate Program net profits above the return of the 90 day Treasury Bill (the “Incentive Fee”) payable to the Investment Manager by investors in the Funds. The Boards noted that the Investment Manager had contractually agreed to cap “other expenses,” other than extraordinary or non-recurring expenses, at 0.25% (0.35% with respect to the Aetos Capital Opportunities Fund, LLC) at least until May 31, 2009, so that the net expenses (excluding the Incentive Fee) do not exceed (a) 1.50% (1.60% with respect to an investor in the Aetos Capital Opportunities Fund, LLC) of an investor’s average monthly Program assets (assuming that the maximum Program fee applies), with respect to investors participating in the Program or (b) 1.00% (1.10% with respect to an investor in the Aetos Capital Opportunities Fund, LLC) of an investor’s average monthly Fund assets, with respect to investors investing directly in the Funds. The Boards also reviewed a report prepared by the Investment Manager comparing the fees payable by each Fund to those payable by other comparable registered funds-of-hedge-funds. The Boards noted that the fees payable to the Investment Manager, including the Program fee and the Incentive Fee, were lower than or comparable to the fees payable to the advisers of most comparable registered funds-of-hedge-funds. The Board concluded that each Fund’s Management Fee,

Program fee, Incentive Fee and total expense ratio were reasonable and satisfactory in light of the services provided.

Breakpoints and Economies of Scale

The Boards reviewed the structure of each Fund’s Management Fee schedule under the Investment Advisory Agreements and noted that it does not include any breakpoints. The Boards considered that each Fund’s Management Fee was 0.75% and concluded that the fee was sufficiently low that the Boards did not need to consider adding breakpoints at this time. The Boards also determined that, given the relative size of each Fund, economies of scale were not a factor that needed to be considered at this time.

Profitability of Adviser and Affiliates

The Boards considered and reviewed information concerning the costs incurred and profits realized by the Investment Manager and its affiliates during the previous year from the Investment Manager’s relationship with each Fund. The Boards noted that the Funds’ investor base consists of sophisticated investors that are capable of evaluating whether the fees charged and the services provided by the Investment Manager are appropriate. The Boards noted that the Investment Manager had become profitable in 2005 for the first time, and that its profit margins had not been substantial since that time. Based on their review of the information they received, the Boards concluded that the profits earned by the Investment Manager and its affiliates were not excessive in light of the advisory, administrative and other services provided to each Fund.

General Conclusion

After considering and weighing all of the above factors, the Board of each Fund concluded it would be in the best interest of the Funds and its Members to approve the Successor Investment Advisory Agreements.

Member Approval. The Successor Investment Advisory Agreement for each Fund must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined under the 1940 Act as the lesser of the vote of (i) 67% or more of the securities of a fund entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding securities of such fund are present in person or represented by proxy, or (ii) more than 50% of such outstanding securities of such fund entitled to vote thereon.

The Successor Investment Advisory Agreements, as attached hereto as Exhibit A, would be effective upon Member approval of this Proposal 1. Approval of this Proposal, with respect to a Fund requires the vote of the holders of a majority of the outstanding voting securities of the Fund.

THE BOARD OF MANAGERS OF EACH FUND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL 1.

MEMBER COMMUNICATIONS

Members of a Fund may send communications to the Fund's Board of Managers. Members should send communications intended for a Fund's Board by addressing the communication directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to the Fund's office. Other Member communications received by the Funds not directly addressed and sent to the Boards will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.

INFORMATION CONCERNING OFFICERS OF THE FUNDS

The following officers of the Funds are affiliated with the Investment Manager as set forth below:

Name, (Age) and Address	Position Held with Each Fund	Position with the Investment Manager
Anne Casscells (49) 2180 Sand Hill Road, Suite 410 Menlo Park, CA 94025	Chief Investment Officer	See biographical information under “Information Concerning the Investment Manager.
Michael Klein (49) 875 Third Avenue New York, NY 10022	President	See biographical information under “Information Concerning the Investment Manager.
Scott Sawyer (38) 875 Third Avenue New York, NY 10022	Treasurer	Director and Chief Financial Officer
Harold J. Schaaff (47) 875 Third Avenue New York, NY 10022	Vice President, Secretary and Chief Compliance Officer	Managing Director, General Counsel and Chief Compliance Officer
Reid Conway (36) 875 Third Avenue New York, NY 10022	Assistant Secretary	Vice President

INVESTMENT MANAGER OF EACH FUND

Aetos Alternatives Management, LLC serves as the investment manager to the Funds. The principal offices of the Investment Manager and the Funds are located at 875 Third Avenue, New York, New York 10022. The following table sets forth information concerning the principal executive officers of the Investment Manager.

Name and Address of Principal Executive Officer	Principal Occupation or Employment During Past Five Years
Anne Casscells 2180 Sand Hill Road Suite 410 Menlo Park, CA 94025	Managing Director, Aetos Capital, LLC
Michael Klein 875 Third Avenue, 21st Floor New York, NY 10022	Managing Director, Aetos Capital, LLC

The Investment Manager is a wholly-owned subsidiary of Aetos Capital, L.P. (“Aetos Capital”), a Delaware limited partnership whose principal offices are located on 875 Third Avenue, New York, New York, 10022. Aetos Capital is the sole member of the Investment Manager. Certain information regarding the control persons of Aetos Capital is set forth below:

Full Legal Name and Address	Entity in Which Interest is Owned	Title or Status	Date Title or Status Acquired	Ownership Interest
Estate of James M. Allwin c/o JPMorgan Chase Bank 345 Park Avenue New York, NY 10154	The Allwin Family, LLC	Member Pending Probate	10/2007	Between 50% and 75%
James M. Allwin 2001 Children’s Trust c/o JPMorgan Chase Bank 345 Park Avenue New York, NY 10154	The Allwin Family, LLC	Member	01/2001	Between 25% and 50%

Aetos Capital, LLC 875 Third Avenue New York, NY 10022	Aetos Capital, LP	General Partner	12/2005	N/A
The Allwin Family, LLC 50 Iroquois Trail Portola Valley, CA 94028	Aetos Capital, LP	Limited Partner	05/1999	Between 50% and 75%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires each Fund's officers and Managers, and persons who own more than ten percent of a registered class of such Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Each Fund believes that its officers and Managers have complied with all applicable filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who, to the knowledge of the management of each Fund, owned beneficially more than 10% of the Fund's outstanding voting securities as of November 30, 2007.

Fund	Name and Address of Beneficial Owner	Percent of Class
Aetos Capital Multi-Strategy Arbitrage Fund, LLC	DaimlerChrysler Master Retirement Trust 1000 Chrysler Dr Auburn Hills, MI 48326	12.16%
	Rivendale Absolute Return Strategies Limited c/o Fortis Fund Services Ltd. 3701 Cosco Tower 183 Queen’s Road Central Hong Kong	10.41%
	Kaiser Foundation Hospitals 1 Kaiser Plaza, 13th Floor Oakland, CA 94612	10.33%
	University of Toronto Master Trust MaRS Centre, Heritage Building101 College Street, Suite 350 Toronto, ON M5G 1L7 Canada	10.06%
Aetos Capital Distressed Investment Strategies Fund, LLC	Kaiser Foundation Hospitals 1 Kaiser Plaza, 13th Floor Oakland, CA 94612	14.32%

	AEC Equity Investments I, Ltd. M&C Corporate Services Limited PO Box 309GT Ugland House South Church Street, George Town Grand Cayman, Cayman Islands	10.06%
Aetos Capital Long/Short Strategies Fund, LLC	DaimlerChrysler Master Retirement Trust 1000 Chrysler Dr Auburn Hills, MI 48326	14.71%
	Kaiser Foundation Hospitals 1 Kaiser Plaza, 13th Floor Oakland, CA 94612	11.74%
Aetos Capital Market Neutral Strategies Fund, LLC	University of Toronto Master Trust MaRS Centre, Heritage Building101 College Street, Suite 350 Toronto, ON M5G 1L7 Canada	14.22%
	Kaiser Foundation Hospitals 1 Kaiser Plaza, 13th Floor Oakland, CA 94612	13.63%
	DaimlerChrysler Master Retirement Trust 1000 Chrysler Dr Auburn Hills, MI 48326	10.36%
Aetos Capital Opportunities Fund, LLC	DaimlerChrysler Master Retirement Trust 1000 Chrysler Dr Auburn Hills, MI 48326	22.78%
	The Shemesh Fund, LLC c/o The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	10.59%

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Funds or personnel of the Investment Manager. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Funds' officers or agents in person, by telephone will be borne by each Fund. Each Fund will reimburse banks and other persons holding such Fund's Interests registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such Interests.

It is important that you promptly submit your vote as a Member of the Fund(s). In the event that sufficient votes in favor of this Proposal set forth in the Notice of the Meeting for a Fund are not received by the date of a Fund’s Meetings, the persons named as attorneys in the enclosed proxy card may propose one or more adjournments of such Fund's Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Interests present in person or by proxy at the session of such Fund's Meeting to be adjourned. The persons named as attorneys in the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against such Proposal. They will refrain from voting in favor of or against any such adjournment those proxies required to abstain from such Proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund that adjourns its Meeting.

MEMBER PROPOSALS

The Funds do not hold regular Member meetings. Proposals of Members of the Funds intended to be presented at the next meeting of Members must be received by the Fund, c/o Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

By order of the Board of Managers,

/s/	HAROLD SCHAAFF
Harold Schaaff
Vice President and Secretary of the Funds

875 Third Avenue

New York, New York 10022

January 22, 2008

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT (this “Agreement”) made as of JANUARY 22, 2008 between [NAME OF AETOS FUND] FUND, LLC, a Delaware limited liability company (the "Fund"), and AETOS ALTERNATIVES MANAGEMENT, LLC (the "Investment Manager"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and had previously retained the Investment Manager to furnish certain investment advisory and portfolio management services to the Fund pursuant to an Investment Advisory Agreement between the Fund and the Investment Manager dated as of [August 22, 2002] [March 30, 2005] (the “Original Advisory Agreement”);

WHEREAS, the Original Advisory Agreement was terminated as a result of its assignment under the terms of the Original Advisory Agreement and the 1940 Act, whereupon the Fund and the Investment Manager entered into an Interim Investment Advisory Agreement as of October 19, 2007;

WHEREAS, the Fund wishes to continue to have the Investment Manager furnish such investment advisory and portfolio management services to the Fund on an ongoing basis, and the Investment Manager is willing to furnish these services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.            Appointment. The Fund hereby appoints the Investment Manager as the investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Investment Manager accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

2.	Duties as Investment Manager.

(a)           Subject to the supervision of the Fund's Board of Managers (the "Board"), the Investment Manager will have full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Investment Manager will have full power and authority on behalf of the Fund, among other matters:

(1)	to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;
(2)

to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, voting interests of the Portfolio Funds (as defined in the Fund's Prospectus (the "Prospectus"));

(3)	to enter into agreements with the Portfolio Funds irrevocably to forego the Fund's right to vote its interests or shares of the Portfolio Funds;

(4)

to enter into agreements with the Portfolio Funds that provide for, among other things, the indemnification by the Fund of the Portfolio Funds and the Portfolio Managers (as defined in the Prospectus) to the same or different extent as provided for in respect of the Investment Manager, and to terminate such agreements;

(5)

to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Investment Manager considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b) hereof;

(6)

to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Fund's investors (both direct and indirect) (the "Investors") with respect to repurchases of interests in the Fund ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

(7)	to call and conduct meetings of Investors at the Fund's principal office or elsewhere as it may determine and to assist the Board in calling and conducting meetings of the Board;
(8)

to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Investment Manager may deem necessary or advisable in connection with the affairs of the Fund unless otherwise directed by the Board;

(9)

to engage and terminate the services of persons other than Portfolio Managers that manage a Portfolio Account (as defined in the Prospectus) (a “Sub-Advisor”) (the engagement of which shall be subject to Paragraph 2(a)(13) hereof) to assist the Investment Manager in providing, or to provide under the Investment Manager's control and supervision, advice and management to the Fund at the expense of the Investment Manager and to terminate such services;

(10)	as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;
(11)

if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of a member of the Investment Manager, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Investment Manager, or any of their principals, directors, officers, members, employees and agents;

(12)	to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the

Investment Manager, necessary and appropriate for the conduct of the business of the Fund without the act, vote or approval of any other Investors or person;

(13)

(A) to direct the formulation of investment policies and strategies for the Fund using a multi-asset and multi-manager strategy whereby some or all of the Fund's assets may be committed from time to time by the Investment Manager to the discretionary management of one or more Sub-Advisors, the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to enter into agreements with the Sub-Advisors that provide for, among other things, the indemnification by the Fund of the Sub-Advisors to the same or different extent as provided for in respect of the Investment Manager, and to terminate such agreements, (C) to authorize the payment of fees and allocations of profits to Sub-Advisors pursuant to their respective governing documents and any rebates or reductions of such fees or allocations which shall be for the benefit of the Fund and (D) to identify appropriate Sub-Advisors, assess the most appropriate investment vehicles (limited partnerships, limited liability companies, separate managed accounts or other investment vehicles (pooled or otherwise)) that invest or trade in securities, and determine the assets to be committed to each Sub-Advisor and invested through the Sub-Advisor, which investments shall be subject in each case to the terms and conditions of the respective governing documents used by the Sub-Advisor; and

(14)	to provide administrative services to the Fund, including providing office space and other support services.

(b)           The Investment Manager, in its discretion, may use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and the Investment Manager may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Investment Manager's good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Investment Manager to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Whenever the Investment Manager simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Investment Manager, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

3.            Services Not Exclusive. The services furnished by the Investment Manager hereunder are not to be deemed exclusive and the Investment Manager shall be free to furnish similar services to others. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Manager or its affiliates, who also may be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

4.	Expenses.

(a)           During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund, other than those specifically assumed by the Investment Manager and other service providers pursuant to their agreements with the Fund. Expenses to be borne by the Fund will include, but are not limited to, the following:

(1)

all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends, and expenses from investments in Portfolio Funds;

(2)	all costs and expenses associated with the organization, operation and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;
(3)

the costs and expenses of holding any meetings of any Investors that are regularly scheduled, permitted or required to be held under the terms of the Fund's Limited Liability Company Agreement (the "LLC Agreement"), the 1940 Act or other applicable law;

(4)	the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;
(5)	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund or the Board;
(6)

all costs and expenses associated with the organization of the Portfolio Funds managed by Sub-Advisors and with the selection of Portfolio Managers and Portfolio Funds, including due diligence and travel-related expenses;

(7)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors;
(8)

all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

(9)	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;
(10)	the fees of the Fund’s administrator and custodian and other persons providing administrative services to the Fund; and
(11)	such other types of expenses as may be approved from time to time by the Board.

(b)           The payment or assumption by the Investment Manager of any expenses of the Fund that the Investment Manager is not required by this Agreement to pay or assume shall not obligate the Investment Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

5.	Compensation.

As full compensation for the services provided to the Fund and the expenses assumed by the Investment Manager under this Agreement, the Investment Manager shall receive from the Fund a monthly management fee (the "Management Fee") computed at the annual rate of 0.75% of the Fund’s month end net asset value. The Management Fee is payable monthly within 10 days of the end of the relevant month.

6.            Limitation of Liability of the Investment Manager. The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Investors in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Investment Manager or its affiliates, who may be or become an officer, Manager, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Investment Manager even though compensated by it.

7.	Indemnification.

(a)           The Fund will indemnify the Investment Manager and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each, an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Board members who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Investment Manager agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 7. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b)           Notwithstanding any of the foregoing, the provisions of this Paragraph 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 7 to the fullest extent permitted by law. The provisions of this Paragraph 7 shall survive the termination or cancellation of this Agreement.

8.	Duration and Termination.

(a)           This Agreement will become effective as of the date (the “Effective Date”) this Agreement has been approved (i) by a vote of a majority of those Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

(b)           Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the Effective Date. Thereafter, if not terminated, this Agreement shall continue for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

(c)           Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Investment Manager or by the Investment Manager at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

9.            Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

10.          Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

11.          Consent to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the Fund in the courts of the State of New York, County of New York, or, if the Investment Manager has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the Fund hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on the Fund anywhere in the world.

12.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

[NAME OF AETOS FUND] FUND, LLC

By:_______________________________________

Name:

Title:

AETOS ALTERNATIVES MANAGEMENT, LLC

By:_______________________________________

Name:

Title:

AETOS CAPITAL OPPORTUNITIES FUND, LLC

c/o Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022

Proxy Solicited on Behalf of the Board of Managers for the

Special Meeting of Members on

February 18, 2008

The undersigned Member of the Aetos Capital Opportunities Fund, LLC (the "Fund") hereby appoints Michael Klein and Harold Schaaff, or either of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Members of the Fund, to be held at the offices of Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, on February 18, 2008 at 10:30 a.m., New York time, and at any and all adjournments thereof, according to the votes of the undersigned Interests the undersigned would be entitled to cast if personally present.

The Interests represented by this proxy card will be voted in accordance with the instructions given by the undersigned Member, but if no instructions are given, this proxy card will be voted IN FAVOR OF the Proposal as set forth in this proxy card. In addition, this proxy card will be voted, in the discretion of such proxies, upon such other business as may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such Interests heretofore given by the undersigned. The undersigned acknowledges receipt of the Joint Proxy Statement dated January 22, 2008.

X	Please mark votes as in this example.

Aetos Capital Opportunities Fund, LLC		The Board of Managers recommends a vote FOR the Proposal below.
	1.	To approve the Successor Investment Advisory Agreement. For Against Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature: ______________________ Date: ___________ Signature: __________________ Date: __________________